EXHIBIT 10.29

Wells Fargo Equipment Finance, Inc.	Promissory Note
733 Marquette Avenue, Suite 700
MAC N9306-070
Minneapolis, MN 55402

Contract Number 56101-702 dated as of June 06, 2003

For Value Received, the undersigned hereby promises to pay to the order of Wells Fargo Equipment Finance, Inc. (the “Lender”) at its main office in Minneapolis, Minnesota, in lawful money of the United States of America, the principal sum of $676,628.35 together with interest on the unpaid balance hereof from the date the loan proceeds are disbursed hereunder at an annual rate (computed on the basis of actual number of days elapsed in a 360-day year) determined as set forth below.

The interest rate in effect on the date the loan proceeds are disbursed hereunder shall be 1.25% over the rate of interest then publicly announced by Wells Fargo Bank, N.A. (“the Bank”) as its base rate (the “Base”), and shall remain in effect through the last day of the calendar month in which the loan proceeds are disbursed hereunder. (The Bank may, in fact, charge some borrowers rates which are below the “Base”.) The interest rate in effect for each calendar month thereafter during the term of this Note shall be the same percentage over the Base as in effect on the last day of the preceding calendar month; provided, however, that notwithstanding any change in the Base after the maturity of this Note, this Note shall bear the same rate of interest after maturity as it bore at maturity.

The First Payment Due Date shall be the date that is one month after the date loan proceeds are disbursed hereunder.  The undersigned agrees that the dates of the First Payment Due Date and the Final Installment Due Date may be left blank when this Note is executed and hereby authorizes Lender to insert such dates based upon the date the loan proceeds are disbursed.

Principal and interest shall be payable in 42 consecutive equal monthly installments of $17,747.30 each commencing on the First Payment Due Date and continuing on the same day of each month thereafter, and in a final installment of the entire unpaid balance of this Note on the Final Installment Due Date, provided; however, that annual adjustment payments shall be made as set forth below.

The amount of each monthly installment hereunder other than the final installment is the amount necessary to amortize this Note in equal monthly installments from the First Payment Due Date through the Final Installment Due Date at an interest rate of 5.50% per annum. On each annual anniversary of the First Payment Due Date, the undersigned shall pay Lender or Lender shall credit to the next installment or installments in the order of maturity, as the case may be, an amount necessary to make the unpaid principal balance of this Note on such anniversary date equal to what it would have been on such anniversary date had the interest rate hereon been the rate set forth in this paragraph throughout the previous 12 months. Payments shall be applied first to interest and then to principal.

This Note may be prepaid, in whole or in part, at any time and from time to time without penalty.  Any partial prepayment shall be applied to the last maturing installment or installments.

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Each of the following shall constitute an Event of Default hereunder: (a) failure to pay any installment or other payment hereunder when due; (b) the occurrence of an Event of Default as defined in any security agreement or mortgage securing this Note;  (c) the commencement of any bankruptcy or insolvency proceedings by or against the undersigned or any guarantor of this Note;  and (d) any indebtedness the undersigned may now or hereafter owe to any affiliate of Lender shall be accelerated following a default thereunder or, if any such indebtedness is payable on demand, payment thereof shall be demanded. Upon the occurrence of an Event of Default, Lender may do any one or more of the following as it may elect, provided, however, that upon the occurrence of an Event of Default specified in (c) above, the entire unpaid balance of this Note shall automatically become and be due and payable without notice or demand of any kind: (i) upon written notice to the undersigned, declare the entire unpaid balance of this Note to be immediately due and payable and the same shall thereupon become and be immediately due and payable; (ii) exercise any one or more of the rights and remedies available to it under any security agreement or mortgage securing this Note or under any other agreement or by law.

The undersigned hereby waives presentment, notice of dishonor, and protest.  The undersigned agrees to pay all costs of collection of this Note, including reasonable attorney’s fees.  The holder hereof may change the terms of payment of this Note by extension, renewal or otherwise, and release any security for, or party to, this Note and such action shall not release any accommodation maker, endorser, or guarantor from liability on this Note.

Notwithstanding anything to the contrary contained herein, if the rate of interest, late payment fee, prepayment premium or any other charges or fees due hereunder are determined by a court of competent jurisdiction to be usurious, then said interest rate, fees and/or charges shall be reduced to the maximum amount permissible under applicable law and any such excess amounts shall be applied towards the reduction of the principal balance of this Note.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Minnesota without regard to conflicts of law rules.

If this Note is signed by more than one person as Debtor, then the term “Debtor” shall refer to each of them separately and to all of them jointly, and each such person shall be liable hereunder individually in full and jointly with the others.

First Payment Due Date: July 13, 2003                               Final Installment Due Date: December 13, 2006

See attached Annex A for signatures.

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Wells Fargo Equipment Finance, Inc.	Annex A
Investors Building, Suite 300
733 Marquette Avenue
Minneapolis, MN 55402

Annex A to 56101 dated as of June 6, 2003

By signing this agreement, each of the undersigned acknowledges that they are jointly and severally bound to perform all of the obligations of the Debtor under the note and the term “Debtor” shall refer to each of them separately and to all of them jointly.

In witness whereof, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement, as of the day and year first aforesaid.

Debtor:      Medtox Scientific, Inc.

By: s/s Kevin J. Wiersma
Title: CFO

Debtor:      Medtox Laboratories, Inc.

By: s/s Kevin J. Wiersma
Title: CFO

Debtor:      Medtox Diagnostics, Inc.

By: s/s Kevin J. Wiersma
Title: CFO

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